Exhibit 10.1


January 1, 2005


                    Executive Management Severance Agreement
                                David Chazanovitz
                                  Amendment #1


Effective the above date the following bullet points:

o You will continue to be paid at your salary for twelve months after termination at the rate in effect on the termination date.

is replaced by the following:

o    You will receive a flat termination fee of $240,000.


/S/ Robert Khederian

Robert Khederian
Chairman of Compensation Committee